Exhibit 5.1

                        [Dorsey & Whitney LLP Letterhead]


                                  June 28, 2001

Enzon, Inc.
20 Kingsbridge Road
Piscataway, NJ  08854

                  Re:   Registration Statement on Form S-8

     Ladies and Gentlemen: You have requested our opinion with respect to the registration by Enzon, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an aggregate of 1,700,000 shares of the Company's common stock, $0.01 par value per share (the "Option Shares"), which are issuable upon the exercise of options (the "Options") to purchase shares of Common Stock which may have been granted and which may be granted to employees, officers, directors and consultants of the Company pursuant to the Company's Non-Qualified Stock Option Plan, as amended (the "Plan"), and (ii) 25,000 shares of the Company's common stock, $0.01 par value per share, which are issuable pursuant to a Restricted Stock Award Agreement between the Company and Arthur J. Higgins (the "Restricted Shares").

     In so acting, we have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

     Members of our firm are admitted to the Bar of the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that (i) the Option Shares issuable upon exercise of the Options issued or issuable under the Plan will be validly issued, fully paid and non-assessable when issued in accordance with the Plan and (ii) the Restricted Shares issuable pursuant to the Restricted Stock Award Agreement will be validly issued, fully paid and non-assessable when issued in accordance with the Restricted Stock Award Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     DORSEY & WHITNEY LLP